                                                           Exhibit 10.42


                           COMMON STOCK PURCHASE AGREEMENT



                                       Between

                                CV THERAPEUTICS, INC.

                                         and

                              BIOTECH MANUFACTURING LTD.




                              Dated as of March 7, 1997

Confidential treatment has been requested for portions of this document. Brackets indicate portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of the Company's application for confidential treatment.


                           COMMON STOCK PURCHASE AGREEMENT



    THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of this 7th day of March, 1997 (the "Effective Date"), between CV Therapeutics, Inc. (the "Company") and Biotech Manufacturing Ltd., a wholly-owned subsidiary of Biogen, Inc.(the "Purchaser").

    WHEREAS, the Purchaser desires to acquire and the Company is willing to issue and sell to the Purchaser shares of Common Stock, $.001 par value (the "Common Stock"), of the Company, subject to the terms and conditions specified herein.

    NOW, therefore, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS


    SECTION 1.01 DEFINITIONS. As used in this Agreement, references to either gender shall include the other gender, and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" means this Common Stock Purchase Agreement, as amended, modified or supplemented from time to time.

         "Biogen Agreement" means the Research Collaboration and License Agreement between the Company and Biogen, Inc. of even date herewith, as amended, modified or supplemented from time to time.

         "Business Day" means any day on which commercial banks are not authorized or required by law to close in New York, New York.

         "BML Collaboration Agreement" means the Research Collaboration and License Agreement between the Company and the Purchaser of even date herewith, as amended, modified or supplemented from time to time.

         "Commission" means the United States Securities and Exchange Commission, or any other agency successor thereto.

         "Common Stock" has the meaning specified in the recitals to this Agreement.

         "Company" means and shall include CV Therapeutics, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Current Per Share Market Price" of the Common Stock on any date shall mean the average of the daily closing prices per share of Common Stock for the 20 consecutive Trading Days immediately prior to such date; PROVIDED that in the event that the current per share market price of Common Stock is determined during a period following the announcement by the Company of (A) a dividend or distribution on the Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (B) any subdivision, combination or reclassification of the Common Stock and prior to the expiration of 20 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect ex-dividend trading or such subdivision, combination or reclassification. The closing price for each day shall be the last reported sales price of the Common Stock as reported by the Nasdaq National Market, or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, the price referred to above shall be the price in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotation System or, if not so reported, the price as reported by the National Quotation Bureau, Inc., or any organization performing a similar function.

         [  *  ] Closing" has the meaning specified in Section 3.01(a).

         [  *  ] Date" has the meaning specified in Section 3.01(a).

         [  *  ] Shares" has the meaning specified in Section 3.01(a).

         "Initial Closing" has the meaning specified in Section 2.01(b).

         "Initial Shares" has the meaning specified in Section 2.01(a).

         "Investor Rights Agreement" means the Amended and Restated Investor Rights Agreement dated May 29, 1996, as amended, modified or supplemented from time to time, by and among the Company and certain investors of the Company (including the Purchaser).

         "Loan Agreement" means the Loan Agreement of even date herewith between the Company and the Purchaser, as amended, modified or supplemented from time to time.

         "Milestone Closing" has the meaning specified in Section 3.03(a).

         "Milestone Date" has the meaning specified in Section 3.03(a).

         "Milestone Shares" has the meaning specified in Section 3.03(a).

         "Person" means an individual, corporation, partnership, association, joint venture, trust, or unincorporated


--------------------------
 * Confidential treatment requested.

    organization, or a government or any agency or political subdivision thereof.

         "Purchaser" means and shall include Biotech Manufacturing Ltd., a wholly-owned subsidiary of Biogen, Inc., and its successors and permitted assigns.

         "Recapitalization Event" means any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, consolidation, merger or similar event involving a change in the Company's corporate structure.

         [  *  ] Closing" has the meaning specified in Section 3.02(a).

         [  *  ] Date" has the meaning specified in Section 3.02(a).

         [  *  ] Shares" has the meaning specified in Section 3.02(a).

         "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Shares" means (i) the Initial Shares, (ii) the [ * ] Shares, if issued pursuant to Section 3.01, (iii) the [ * ] Shares, if issued pursuant to Section 3.02, (iv) the Milestone Shares, if issued pursuant to Section 3.03 and (v) any other shares of Common Stock issued to the Purchaser in respect of the foregoing Shares because of any Recapitalization Event.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.


--------------------------
 * Confidential treatment requested.

         "Transaction Documents" shall mean this Agreement and any other instruments or certificates to be executed and delivered in connection with this Agreement upon the Initial Closing.




                                      ARTICLE II

                       PURCHASE AND SALE OF THE INITIAL SHARES


    SECTION 2.01   PURCHASE AND SALE OF THE INITIAL SHARES.

         (a) ISSUANCE OF THE INITIAL SHARES. Subject to the terms and conditions of this Agreement, at the Initial Closing (as defined below) the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase from the Company, at an aggregate purchase price of seven million dollars ($7,000,000), such number of shares (rounded to the nearest whole share) of Common Stock (the "Initial Shares") equal to 7,000,000 divided by the product of 1.35 times the Current Per Share Market Price as of the date which is two Business Days prior to the Initial Closing. Notwithstanding the foregoing, in no event shall the above calculation result in the Purchaser receiving less than 583,333 Initial Shares nor more than 736,842 Initial Shares in exchange for payment of the aggregate purchase price as specified above.

         (b) INITIAL CLOSING; DELIVERY OF THE INITIAL SHARES. The purchase and sale of the Initial Shares shall take place at a closing (the "Initial Closing") to be held at the offices of Biogen, Inc., 14 Cambridge Center, Cambridge, MA 02142, at [___] A.M. (local time) on March 10, 1997, or at such other location, time and date as may be mutually agreed upon by the parties. At the Initial Closing, subject to the terms and conditions contained in this Agreement, the Company will provide evidence satisfactory to the Purchaser that the Company has taken all steps necessary to cause to be issued to the Purchaser a stock certificate evidencing the Initial Shares, registered in the name of the Purchaser and dated as of the date of the Initial Closing, which stock certificate shall be delivered to the Purchaser within two Business Days of the Initial Closing, against delivery of a certified or official bank check payable to the order of the Company in New York Clearing House or similar same day funds or against receipt of a wire transfer of immediately available funds to an account of the Company specified to the Purchaser, in an amount equal to seven million dollars ($7,000,000), in payment of the full purchase price for the Initial Shares.


                                     ARTICLE III

                            PURCHASE OF ADDITIONAL SHARES

    SECTION 3.01  PURCHASE AND SALE OF [  *  ] SHARES.

         (a) [ * ] SHARES. On the date which is the [ * ] of the Effective Date or, if such date is not a Business Day, on the next Business Day (the "[ * ] Date"), unless either the Company or Biogen, Inc. has delivered a notice of termination of the Research Program (as defined in the Biogen Agreement) prior to the [ * ] Date, in accordance with the provisions of Section 8.5 of the Biogen Agreement, the Company shall become obligated to issue and sell to the Purchaser and the Purchaser shall become obligated to purchase from the Company, in each case subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, at an aggregate purchase price of [ * ] such number of shares (rounded to the nearest whole share) of Common Stock (the "[ * ] Shares") equal to [ * ] divided by the Current Per Share Market Price on the date which is two Business Days prior to the [ * ] Date at a closing (the
"[  *  ] Closing").

         (b) [ * ] CLOSING; DELIVERY OF [ * ] SHARES. The purchase and sale of the [ * ] Shares shall take place at the [ * ] Closing, to be held at the principal offices of the Company, at 10:00 a.m. (local time) on the date determined pursuant to subsection (a) above, or at such other location, time, or date as may be mutually agreed upon. At the [ * ] Closing, subject to the terms and conditions contained in this Agreement, the Company will issue a stock certificate evidencing the [ * ]


--------------------------
 * Confidential treatment requested.

Shares, registered in the name of the Purchaser, against delivery of a certified or official bank check payable to the order of the Company in New York Clearing House or similar same day funds or against receipt of a wire transfer of immediately available funds to an account of the Company specified to the Purchaser, in the amount equal to [ * ] in payment of the full purchase price for the [ * ] Shares.

    SECTION 3.02  PURCHASE AND SALE OF [  *  ] SHARES.

         (a) [ * ] SHARES. On the date which is the [ * ] of the Effective Date or, if such date is not a Business Day, on the next Business Day (the "[ * ] Date"), unless either the Company or Biogen, Inc. has delivered a notice of termination of the Research Program (as defined in the Biogen Agreement) prior to the [ * ] Date, in accordance with the provisions of Section 8.5 of the Biogen Agreement, the Company shall become obligated to issue and sell to the Purchaser and the Purchaser shall become obligated to purchase from the Company, in each case subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, at an aggregate purchase price of [ * ] such number of shares (rounded to the nearest whole share) of Common Stock (the "[ * ] Shares") equal to [ * ] divided by the Current Per Share Market Price on the date which is two Business Days prior to the [ * ] Date at a closing (the
"[  *  ] Closing").

         (b) [ * ] CLOSING; DELIVERY OF [ * ] SHARES. The purchase and sale of the [ * ] Shares shall take place at the [ * ] Closing, to be held at the principal offices of the Company, at 10:00 a.m. (local time) on the date determined pursuant to subsection (a) above, or at such other location, time, or date as may be mutually agreed upon. At the [ * ] Closing, subject to the terms and conditions contained in this Agreement, the Company will issue a stock certificate evidencing the [ * ] Shares, registered in the name of the Purchaser, against delivery of a certified or official bank check payable to


--------------------------
 * Confidential treatment requested.

the order of the Company in New York Clearing House or similar same day funds or against receipt of a wire transfer of immediately available funds to an account of the Company specified to the Purchaser, in the amount equal to [ * ] in payment of the full purchase price for the [ * ] Shares.

    SECTION 3.03   PURCHASE AND SALE OF MILESTONE SHARES

         (a) MILESTONE SHARES. Fifteen days after the date on which the Purchaser gives notice to the Company of its decision to commence a Phase III clinical study of a PRODUCT [ * ], or otherwise becomes obligated to purchase equity in the Company in connection with such milestone, as defined and provided for in the BML Collaboration Agreement, or, if such date is not a Business Day, on the next Business Day (the "Milestone Date"), the Company shall become obligated to issue and sell to the Purchaser and the Purchaser shall become obligated to purchase from the Company, in each case subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, at an aggregate purchase price of [ * ] such number of shares (rounded to the nearest whole share) of Common Stock (the "Milestone Shares") equal to [ * ] divided by the Current Per Share Market Price on the date which is two Business Days prior to the Milestone Date at a closing (the "Milestone Closing").

         (b) MILESTONE CLOSING; DELIVERY OF MILESTONE SHARES. The purchase and sale of the Milestone Shares shall take place at the Milestone Closing, to be held at the principal offices of the Company, at 10:00 a.m. (local time) on the date determined pursuant to subsection (a) above, or at such other location, time, or date as may be mutually agreed upon. At the Milestone Closing, subject to the terms and conditions contained in this Agreement, the Company will issue a stock certificate evidencing the Milestone Shares, registered in the name of the Purchaser, against delivery of a certified or official bank check payable to the order of the Company in New York Clearing House or similar same day funds or against receipt of a wire transfer of immediately available funds to an account of the Company specified to the Purchaser, in the amount equal to [ * ]


--------------------------
 * Confidential treatment requested.

in payment of the full purchase price for the Milestone Shares.

    SECTION 3.04 LIMIT ON SHARE OWNERSHIP. Notwithstanding any provision of this Agreement to the contrary, Purchaser shall in no event be required to purchase shares of Common Stock if, after giving effect to such purchase, the sum of (i) the number of shares of Common Stock purchased hereunder and (ii) the number of shares of Common Stock of the Company tendered to the Purchaser in connection with the Loan Agreement would exceed 19.9% of the amount of the then outstanding shares of Common Stock. Notwithstanding the foregoing, in order to insure for the Company the benefits of the transactions contemplated in this Agreement and the Loan Agreement, and the covenants set forth in Section 7.01 hereof, to the extent that Purchaser has acquired Voting Securities in transactions other than those described in Article III hereof and the Loan Agreement ("Other Voting Securities") the Purchaser shall sell such Other Voting Securities to the extent necessary to permit the transactions contemplated herein or in the Loan Agreement to be consummated without violation of the provisions of this Section 3.04 and Section 7.01 hereof.

    SECTION 3.05 CERTAIN TRADING RESTRICTIONS. Purchaser will not, nor will it permit any of its Affiliates (as such term is used in Rule 12b-2 of the Securities Exchange Act of 1934 (the "Exchange Act"), such term to have such definition as used throughout this Agreement) to, during the 30 consecutive Trading Days prior to the date of any determination of Current Per Share Market Price hereunder, (a) acquire any Voting Securities (as defined in Section 7.01),
(b) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Voting Securities or (c) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of Voting Securities, whether any such transaction described in clause (a), (b) or
(c) above is to be settled by delivery of Voting Securities or such other securities, in cash or otherwise.

    SECTION 3.06   COMPLIANCE WITH NASDAQ STOCK MARKET RULE


--------------------------
 * Confidential treatment requested.

4460(i)(1)(D). Notwithstanding any provision of this Agreement to the contrary, except as otherwise permitted by the rules of the NASDAQ Stock Market, the Company shall in no event be obligated to issue and sell, and the Purchaser shall in no event be obligated to purchase, shares of Common Stock pursuant to Article III hereof or the Loan Agreement, to the extent that such issuance and sale would result in the number of shares of Common Stock purchased hereunder and tendered in connection with the Loan Agreement constituting (i) the sale or issuance of 20% or more of the Common Stock or
(ii) the sale or issuance of securities constituting 20% or more of voting power, for less than the greater of book or market value.

                                      ARTICLE IV

                                CONDITIONS TO CLOSINGS

    SECTION 4.01 MUTUAL CONDITIONS TO CLOSINGS. The obligation of the Purchaser to purchase and pay for, and the obligation of the Company to issue and sell to the Purchaser, the Initial Shares at the Initial Closing, the [ * ] Shares at the [ * ] Closing, the [ * ] Shares at the [ * ] Closing, and the Milestone Shares at the Milestone Closing, in each case is subject to the following conditions:

         (i) NO INJUNCTION. No injunction or order of any court or other governmental authority restraining the consummation of the transactions provided for herein or contemplated by the other Transaction Documents shall be in effect; and

         (ii) NO TERMINATION. This Agreement shall not have been terminated pursuant to Section 8.03, and neither the BML Collaboration Agreement nor the Biogen Agreement shall have been terminated.

    SECTION 4.02 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase and pay for the Initial Shares at the Initial Closing, the [ * ] Shares at the [ * ] Closing, the [ * ] Shares at


--------------------------
 * Confidential treatment requested.

the [ * ] Closing and the Milestone Shares at the Milestone Closing, in each case is subject to the following additional conditions:

         (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Article V hereof shall be true and correct in all material respects on the date of such closing;

         (ii) EXECUTED COUNTERPARTS. The Purchaser shall have received prior to or at the Initial Closing counterparts of each of the Transaction Documents, the Biogen Agreement, the BML Collaboration Agreement and the Loan Agreement, each in form and substance reasonably satisfactory to the Purchaser, duly executed by the Company;

         (iii) DELIVERY OF STOCK CERTIFICATES. The Company shall have delivered to the Purchaser (i) at the Initial Closing, evidence satisfactory to the Purchaser that the Company has taken all steps necessary to cause to be issued to the Purchaser a stock certificate evidencing the Initial Shares, as specified in Section 2.01(b), and (ii) at the other closings contemplated hereunder, a stock certificate evidencing the [ * ] Shares, the [ * ] Shares or the Milestone Shares (as the case may be), registered in the name of the Purchaser;

         (iv) OPINION OF COUNSEL. The Purchaser shall have received prior to or at the Initial Closing an opinion from counsel to the Company in substantially the form attached hereto as Exhibit A;

         (v) DOCUMENTATION AT INITIAL CLOSING. The Purchaser shall have received, prior to or at the Initial Closing, a certificate, executed by the Secretary of the Company and dated as of the date of the Initial Closing, together with and certifying as to (A) the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Biogen Agreement, the BML Collaboration Agreement, the Loan Agreement and the other Transaction Documents and the performance by the Company of all transactions contemplated


--------------------------
 * Confidential treatment requested.

    hereby and thereby; (B) a copy of the Certificate of Incorporation of the Company, as amended and in effect as of the date of the Initial Closing;
    (C) a copy of the by-laws of the Company, as amended and in effect as of the date of the Initial Closing; and (D) the names of the officers of the Company authorized to sign the Transaction Documents together with the true signatures of such officers;

         (vi) DOCUMENTS AND PROCEEDINGS. All documents to be provided to the Purchaser hereunder, and all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and to be consummated at or prior to the Initial Closing, the [ * ] Closing and the [ * ] Closing and the Milestone Closing (as the case may be) and all documents incident thereto, shall be satisfactory in form and substance to the Purchaser or its counsel; and

         (vii) WAIVER. Any condition specified in this Section 4.02 may be waived by the Purchaser.

    SECTION 4.03 CONDITIONS TO COMPANY'S OBLIGATIONS. The obligation of the Company to issue and sell the Initial Shares at the Initial Closing, the [ * ] Shares at the [ * ] Closing, the [ * ] Shares at the [ * ] Closing and the Milestone Shares at the Milestone Closing, in each case is subject to the following additional conditions:

         (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Purchaser set forth in Article V hereof shall be true and correct in all material respects on the date of such closing;

         (ii) EXECUTED COUNTERPARTS. The Company shall have received prior to or at the Initial Closing counterparts of each of the Transaction Documents, the Biogen Agreement, the BML Collaboration Agreement and the Loan Agreement, each in form and substance reasonably satisfactory to the Company, duly executed by the Purchaser (or Biogen, Inc., as the case may be);


--------------------------
 * Confidential treatment requested.

         (iii) PAYMENT. The Company shall have received payment in full for the Initial Shares, the [ * ] Shares, the [ * ] Shares or the Milestone Shares (as the case may be), in accordance with Section 2.01, 3.01, 3.02 or 3.03, as applicable;

         (iv) DOCUMENTATION AT INITIAL CLOSING. The Company shall have received, prior to or at the Initial Closing, a certificate, executed by the Secretary or an Assistant Secretary of Biogen, Inc. and dated as of the date of the Initial Closing, together with and certifying as to (A) the resolutions of the Board of Directors of Biogen, Inc. authorizing the execution and delivery of this Agreement, the Biogen Agreement, the BML Collaboration Agreement, the Loan Agreement and the other Transaction Documents and the performance by Biogen, Inc. or the Purchaser of all transactions contemplated hereby and thereby; and (B) the names of the officers of each of Biogen, Inc. and the Purchaser authorized to sign the Transaction Documents together with the true signatures of such officers;

         (v) DOCUMENTS AND PROCEEDINGS. All documents to be provided to the Company hereunder, and all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and to be consummated at or prior to the Initial Closing, the [ * ] Closing, the [ * ] Closing and the Milestone Closing (as the case may be) and all documents incident thereto, shall be satisfactory in form and substance to the Company or its counsel; and

         (vi) WAIVER.   Any condition specified in this Section 4.03 may be
    waived by the Company.


--------------------------
 * Confidential treatment requested.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

    SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

         (a) ORGANIZATION AND STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its assets and properties and to conduct its business as presently conducted, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         (b) CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to authorize its execution and delivery of, and its performance under, the Transaction Documents and the Company has all necessary corporate power and has taken all corporate action required to authorize the issuance and sale of the Initial Shares, the [ * ] Shares, the [ * ] Shares and the Milestone Shares and to consummate the other transactions contemplated by the Transaction Documents.

         (c) GOVERNMENTAL APPROVALS. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for, or in connection with, the issuance and sale of (w) the Initial Shares on the date of the Initial Closing, (x) the [ * ] Shares on the date of the [ * ] Closing,
(y) the [ * ] Shares on the date of the [ * ] Closing, or (z) the Milestone Shares on the date of the Milestone Closing, or the execution and delivery by the Company of, or for the performance by it of its obligations under, the Transaction Documents.


--------------------------
 * Confidential treatment requested.

         (d) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company is 30,000,000 shares of Common Stock, $.001 par value, of which 6,211,817 shares are issued and outstanding as of the date hereof and of which 23,039 shares are treasury shares as of the date hereof. The Initial Shares, when issued against payment of the aggregate purchase price set forth in Section 2.01, the [ * ] Shares, if and when issued against payment of the aggregate purchase price set forth in Section 3.01, the [ * ] Shares, if and when issued against payment of the aggregate purchase price set forth in Section 3.02, and the Milestone Shares, if and when issued against payment of the aggregate purchase price set forth in Section 3.03, will be duly authorized, validly issued and fully paid and non-assessable and not subject to any lien, claims or encumbrances by reason of the Company's charter or bylaws or by reason of any other consensual action taken by the Company. As of the date hereof, except as described or contemplated in the IPO Registration Statement (as defined in Section 5.01(j)) and the SEC
Reports (as defined in Section 5.01(k)), there are no options, warrants, convertible securities or other rights to purchase shares of capital stock or other securities of the Company which are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities, and the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, except as contemplated by the Transaction Documents. Except as described in the IPO Registration Statement and the SEC Reports, and except as otherwise contemplated by the Transaction Documents, (i) no person is entitled to any preemptive right, catch-up right, right of first refusal or similar right with respect to the issuance of any capital stock of the Company, (ii) there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and (iii) there exists no agreement between the Company's stockholders and to which the Company is party with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

         (e) REGISTRATION RIGHTS. As of the Initial Closing Date, no person has demand or other rights to cause the Company


--------------------------
 * Confidential treatment requested.

to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement except as set forth in the Investor Rights Agreement.

         (f) ENFORCEABILITY. The Company has duly authorized, executed and delivered the Transaction Documents, and the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity and limitations on availability of equitable relief, including specific performance, and except as rights to indemnification therein may be limited by applicable laws.

         (g) ABSENCE OF CONFLICTS. The Company's execution, delivery and performance of its obligations under this Agreement do not and will not (i) contravene its Amended and restated Certificate of Incorporation or Restated By-laws (ii) violate any law, rule, regulation, order, judgment or decree applicable to or binding upon the Company or its properties, which violation would have a material adverse effect on the Company and its subsidiaries taken as a whole, (iii) constitute a breach or default or require any consent under any agreement or instrument to which the Company is a party or by which the Company or its properties is bound or affected, which breach or default, or the absence of such consent, would have a material adverse effect on the Company and its subsidiaries taken as a whole, or (iv) require any consent, permit, approval, action, filing or recording.

         (h) FINANCIAL STATEMENTS. The Company has previously furnished to the Purchaser a copy of the unaudited balance sheet of the Company at December 31, 1996 and any subsequent complete fiscal year and the related income statement for the year then ended (collectively, the "Financial Statements"). The Financial Statements are correct in all material respects, present fairly the financial condition and results of operations of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, subject to the absence of notes and normal year end adjustments.

         (i) ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the Financial Statements, there has been no change in the assets, liabilities or financial condition of the Company which, when taken together with all other changes in the assets, liabilities or financial condition of the Company, has had a material adverse effect on the business, prospects, financial condition, operations, property or affairs of the Company.

         (j) FULL DISCLOSURE. The Company has furnished or made available to Purchaser the following documents, and the Company warrants that the information contained in such documents, as of their respective dates (or if amended, as of the date of such amendment), did not contain any untrue statement of a material fact, and did not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement was made, not misleading:

         (i) The Company's Registration Statement No. 333-12675 declared effective by the Securities Exchange Commission on November 19, 1996 and Prospectus dated November 19, 1996 (the "IPO Registration Statement"); and

         (ii) All other documents subsequently filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act.

    (k)  SEC REPORTS.

               (i) The Company has filed with the Commission all reports ("SEC Reports") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the SEC Reports filed by the Company comply in all material respects with the requirements of the Exchange Act. All financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated ("GAAP"). Each balance sheet presents fairly in accordance with GAAP the financial position of the Company as of the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows presents fairly in accordance with GAAP the results of operations, the stockholders' equity and the cash flows of the Company for the periods then ended.

              (ii) The SEC Reports, as of their respective dates (or if amended, as of the date of such amendment), and this Agreement taken together as a whole will not, on the date of the Initial Closing or the date of any subsequent closing pursuant to Article III, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be state therein, or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (l) SECURITIES LAWS. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5.02 hereof, the issuance of the Shares is exempt from the provisions of the Securities Act. All notices, filings, registrations, or qualifications under state securities or "blue-sky" laws which are required in connection with the offer, issue and delivery of the Shares pursuant to this Agreement, if any, have been or will be completed by the Company.

         (m) CLOSING DATE. The representations and warranties of the Company contained in this Section 5.01 and elsewhere in this Agreement will be true and correct in all material respects on the date of the Initial Closing or the date of any subsequent closing pursuant to Article III, as the case may be, as though then made, except as affected by the transactions expressly contemplated by this Agreement.

    SECTION 5.02 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company as follows:

         (a) ORGANIZATION AND STANDING. The Purchaser is a duly organized and validly existing corporation in good standing and has all requisite corporate power and authority to own and operate its assets and properties and to conduct its business as presently conducted, except where the failure to do so would not have a material adverse effect on the Purchaser and its subsidiaries taken as a whole.

         (b) CORPORATE ACTION. The Purchaser has all necessary corporate power and has taken all corporate action required to authorize its execution and delivery of, and its performance under, the Transaction Documents to which it is a party and has all necessary corporate power and has taken all corporate action required to authorize its purchase of the Initial Shares, the [ * ] Shares, the [ * ] Shares and the Milestone Shares and to consummate the other transactions contemplated by the Transaction Documents.

         (c) INVESTMENT INTENT. The Purchaser is acquiring (w) the Initial Shares on the date of the Initial Closing, (x) the [ * ] Shares on the date of the [ * ] Closing, (y) the [ * ] Shares on the date of the [ * ] Closing and (z) the Milestone Shares on the date of the Milestone Closing for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, and that it has no present intention of distributing or selling such Shares. The Purchaser understands that such Shares have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and hereby agrees not to make any sale, transfer or other disposition of such Shares unless either (i) such Shares have been registered under the Securities Act and all applicable state and other securities laws and any such registration remains in effect or (ii) the Company shall have received an opinion of counsel in form and substance satisfactory to the Company that registration is not required under the Securities Act or under applicable securities laws.

         (d) OPPORTUNITY TO INVESTIGATE. The Purchaser (i) has had the opportunity to ask questions concerning the Company and all such questions posed have been answered to its satisfaction; (ii) has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Company; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the


--------------------------
 * Confidential treatment requested.

Shares and to make an informed investment decision relating thereto.

         (e) ACCREDITED INVESTOR. The Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

         (f) ENFORCEABILITY. The Purchaser has duly authorized, executed and delivered the Transaction Documents to which it is a party, and such Transaction Documents constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity and limitations on availability of equitable relief, including specific performance, and except as rights to indemnification therein may be limited by applicable laws.

         (g) CLOSING DATE. The representations and warranties of the Purchaser contained in this Section 5.02 and elsewhere in this Agreement, and all information contained in any writing delivered by, or on behalf of, the Purchaser to the Company, will be true and correct in all material respects on the date of the Initial Closing or the date of any subsequent closing pursuant to Article III, as the case may be, as though then made, except as affected by the transactions expressly contemplated by this Agreement.


                                      ARTICLE VI

                                      COVENANTS

    SECTION 6.01. PERFORMANCE. Each party shall perform all of its obligations hereunder and shall, at or prior to the Initial Closing, execute and deliver the other Transaction Documents, the Biogen Agreement and the BML Collaboration Agreement to which it is contemplated to be a signatory.

    SECTION 6.02. COOPERATION. Each party shall endeavor in good faith to perform and fulfill all conditions and obligations on their respective parts to be fulfilled or performed hereunder or under the other Transaction Documents, to the end that the transactions contemplated hereby and thereby will be fully and timely consummated.

    SECTION 6.03. REGISTRATION RIGHTS. The Company shall, as promptly as practicable, and in any event not later than ten (10)business days after the Initial Closing Date, cause an amendment to the Investor Rights Agreement to be executed, pursuant to which, in each case effective as of the date of the Initial Closing (the "Amendment"):

         (a) the Purchaser shall be made a party to the Investor Rights Agreement and included in the definition of "Investors" for all purposes of the Investor Rights Agreement;

         (b) all shares of Common Stock issued or issuable to the Purchaser hereunder are included in the definition of "Registrable Securities" in
    Section 2.6 of the Investor Rights Agreement for all purposes of the Investor Rights Agreement; and

         (c) the address for the Purchaser to be used for notices and communications under the Investor Rights Agreement will be: BIOGEN, INC., 14 Cambridge Center, Cambridge, Massachusetts 02142, Attention: President, with a copy to BIOGEN, INC., 14 Cambridge Center, Cambridge, Massachusetts 02142, Attention: Vice President and General Counsel.

    In the event that the Amendment is not executed within such period, the Company will enter into a Registration Rights Agreement with the Purchaser, in form and substance satisfactory to the Purchaser, granting the Purchaser registration rights with respect to all shares of Common Stock issued or issuable to the Purchaser hereunder equivalent to the registration rights the Purchaser would have had as an Investor under the Investor Rights Agreement.

    SECTION 6.04. BROKER'S FEE. Each of the Company and the Purchaser hereby represents and covenants that except for amounts to be paid to Medical Portfolio Management by Purchaser, there are no brokers or finders entitled to compensation in connection with the sale of the Stock, and shall indemnify each other for any such fees for which they are responsible.

                                  ARTICLE VII


                          LIMITATIONS AND RESTRICTIONS

    SECTION 7.01.  RESTRICTIONS ON CERTAIN ACTIONS BY PURCHASER.

    (a) The Purchaser agrees that, during the period commencing on the date hereof and ending on the date which is the third anniversary of the date on which the BML Collaboration Agreement ceases to be in full force and effect, the Purchaser will not, nor will it permit any of its Affiliates to, acquire or offer or propose to acquire any shares of Common Stock or any securities convertible into, exchangeable for or exercisable for Common Stock (all such securities, collectively, "Voting Securities") which, when taken together with any Voting Securities then owned by the Purchaser and its Affiliates, would, in the aggregate, exceed an amount equal to fifteen percent (15%) of the Company's then outstanding Voting Securities, unless in any such case specifically invited to do so by the Board of Directors of the Company; PROVIDED that this provision shall not prevent the Purchaser or its Affiliates (i) from acquiring Voting Securities as a result of the provisions of Article III of this Agreement or
(ii) from acquiring any Voting Securities as a result of the repayment, in whole
or in part, of the Loan Agreement with any Voting Securities.   Notwithstanding
any provision of this Agreement to the contrary, Purchaser shall in no event be required to purchase shares of Common Stock if, after giving effect to such purchase, the sum of (i) the number of shares of Common Stock purchased hereunder and (ii) the number of shares of Common Stock of the Company tendered to the Purchaser in connection with the Loan Agreement would exceed 19.9% of the amount of the then outstanding shares of Common Stock. Notwithstanding the foregoing, in order to insure for the Company the benefits of the transactions contemplated in this Agreement and the Loan Agreement, and the covenants set forth in this Section 7.01, to the extent that Purchaser has acquired Voting

Securities in transactions other than those described in Article III hereof and the Loan Agreement ("Other Voting Securities") the Purchaser shall sell such Other Voting Securities to the extent necessary to permit the transactions contemplated herein or in the Loan Agreement to be consummated without violation of the provisions of Section 3.04 and this Section 7.01.

    (b) The Purchaser acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Section 7.01 were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 7.01 and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

    SECTION 7.02. RESTRICTIONS ON SALES BY PURCHASER. Purchaser agrees that until the second anniversary of any Closing hereunder, it will not, nor will it permit any of its Affiliates to sell, solicit an offer to sell or propose to sell (collectively "Sell"), any Shares purchased at such Closing except as follows:

    (a)  Purchaser may transfer Shares to any of its Affiliates;

    (b) Purchaser shall be permitted to sell or otherwise dispose of such minimum number of as is required to reduce Purchaser's ownership to (1) 19.99% of the Company's outstanding Common Stock or (2) in the event that Purchaser is required to consolidate or include the Company's profits and losses in its profit and loss statements (and the aggregate amount of losses to be consolidated may reasonably exceed $50,000), such lesser amount of the Company's outstanding Common Stock as may be required in the written opinion of Purchaser's independent public accountants in order to avoid such consolidation or inclusion;

    (c) Purchaser may sell its Shares pursuant to a tender offer or exchange offer for all outstanding shares of the Company's Common Stock approved by the Company's Board of Directors; and

    (d) Without duplication of any of the Shares permitted to be sold pursuant to any of the other provisions of this Section 7.02, Purchaser may sell all or any part of the Shares owned by Purchaser or its Affiliates pursuant to the registration rights provisions contained in the Loan Agreement (or any document relating thereto) or in the Investor Rights Agreement, as amended (or such other registration rights agreement as may be entered into between the parties pursuant to the provisions of Section 6.03 hereof); provided, however, that, with respect to any registration statement or statements relating to a non-underwritten offering filed pursuant to such agreements, Purchaser shall not (i) seek to register on such registration statement or statements, in any period of 12 consecutive months, shares of Common Stock in an amount in excess of 10% of the amount of then outstanding Common Stock at the commencement of such 12 month period or (ii) sell in any period of three consecutive months shares of Common Stock in an amount in excess of 2.5% of the amount of then outstanding Common Stock at the commencement of such three month period.

                                     ARTICLE VIII

                                    MISCELLANEOUS

    SECTION 8.01. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telecopy or facsimile transmission (receipt confirmed), (iii) sent by international overnight or express courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

If to the Company:      CV Therapeutics, Inc.
                        3172 Porter Drive
                        Palo Alto, CA 94304
                        Attn:  Chief Executive Officer
                        FAX:

with a copy to:         Cooley Godward LLP
                        Five Palo Alto Square

                        3000 El Camino Real
                        Palo Alto, CA 94306-2155
                        Attn: Deborah A. Marshall, Esq.
                        FAX: 415-857-0663


If to the Purchaser:    Biogen Manufacturing, Ltd.
                        St. Paul's Gate
                        New Street
                        St. Helier, Jersey  JE48Z
                        Channel Islands
                        Attn: Director
                        FAX:  011-44-153-488-9871

with a copy to:         Biogen, Inc.
                        14 Cambridge Center
                        Cambridge, MA 02142
                        Attn: Vice President and General Counsel
                        FAX:  617-679-2838

    All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight or express courier, on the Business Day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the 5th Business Day following the day such mailing is made.

    SECTION 8.02. LEGENDS. The Purchaser acknowledges that, until registered under the Securities Act and any applicable state securities laws or transferred pursuant to the provisions of Rule 144 promulgated under the Securities Act ("Rule 144"), each certificate representing a Share, whether upon initial issuance or upon any transfer thereof, shall bear a legend (and the Company and its transfer agent shall make a notation on its books of transfer to such effect), prominently stamped or printed thereon, in substantially the following form:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER OTHER APPLICABLE SECURITIES LAWS."

    SECTION 8.03. TERMINATION. If the Initial Closing has not occurred on or prior to June 30, 1997, or if prior to the Initial Closing the Company or the Purchaser has been notified that the United States Department of Justice or the Federal Trade Commission, or any other Federal, state or other governmental agency or instrumentality the consent of approval of which is contemplated by the terms of this Agreement, any other Transaction Document, the Biogen Agreement, the BML Collaboration Agreement or the Loan Agreement, is prepared to
(a) seek a preliminary injunction to enjoin the consummation of the transactions contemplated hereunder or thereunder or (b) grant such consent or approval upon the condition that any material action or forbearance of action not otherwise specifically required of the party choosing to terminate pursuant to this
Section 8.03 be taken, then (i) the Company may terminate this Agreement by written notice to the Purchaser and (ii) the Purchaser may terminate this Agreement by written notice to the Company.

    SECTION 8.04. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the provisions hereof and supersedes all prior oral or written agreements and understandings relating to the provisions hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

    SECTION 8.05. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

    SECTION 8.06. WAIVERS AND CONSENTS. Except as other expressly provided herein, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

    SECTION 8.07. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that the Purchaser without the consent of the Company may assign this Agreement or any of its rights or obligations to an Affiliate of the Purchaser or to an entity with which the Purchaser shall merge or consolidate or to which the Purchaser shall sell or assign all or substantially all of its assets, and except that the Company without the consent of the Purchaser may assign this Agreement to an entity with which the Company shall merge or consolidate or to which the Company shall sell or assign all or substantially all of its assets.

    SECTION 8.08. BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

    SECTION 8.09. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

    SECTION 8.10. SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

    SECTION 8.11. INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

    SECTION 8.12. HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

    SECTION 8.13. ENFORCEMENT. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party.

    SECTION 8.14. NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

    SECTION 8.15. EXPENSES. Each of the parties hereto shall pay its own fees and expenses in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

    SECTION 8.16 CONFIDENTIALITY. Each of the Purchaser, on the one hand, and the Company, on the other hand, acknowledges and agrees that any information or data it has acquired from the other, not otherwise properly in the public domain, was received in confidence. Each party agrees not to divulge, communicate or disclose, or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof; PROVIDED that (i) the foregoing obligation with respect to the disclosure and use of such information shall not apply to any information which such party can demonstrate (A) was at the time of disclosure to such party or thereafter, but prior to its disclosure by such party to any third party, through no fault of such party, publicly available (other than as a result of disclosure by such party), (B) has been disclosed to such party on a nonconfidential basis from a source other than any other party which, to such party's knowledge, was not prohibited from disclosing such information to such party by a legal, contractual, fiduciary or other obligation, (C) has been independently developed by the such party without the violation of any of my obligations under this Agreement, the Biogen Agreement, the BML Collaboration Agreement or the Loan Agreement or (D) is required to be disclosed by applicable law (including, without limitation, the federal securities laws) and (ii) such party may, if required by subpoena or valid legal process, disclose any such information, but only to the extent so required and only after using its best efforts to give the other party or parties (as the case may be) prior notice of such required disclosure in order to afford such party or parties an opportunity to obtain an injunction, a protective order or other relief.

    SECTION 8.17 PUBLICITY. No party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other party, except as may be required by applicable law, rule or regulation; PROVIDED that once such other party has consented to a party's issuance or making of a press release or public statement, any subsequent issuance or making of such press release or public statement by such party shall not require the separate written consent of the other party. However, the parties recognize that the Purchaser and the Company are each a publicly held company obligated under the federal securities laws to make disclosures of material events affecting it. Consequently, if advised by counsel that such party is required to make such announcement under Federal or state securities laws, the Purchaser or the Company (as the case may be) may make such announcement. Such party agrees promptly to inform the other party of such advice by counsel, provide a copy of such announcement prior to disclosure and, if practicable, to give the other party an opportunity to comment upon the form of any required announcement.

    SECTION 8.18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed in their names by their duly authorized officers or representatives effective as of the date first above written.

                        CV THERAPEUTICS, INC.



                        By:    /s/ Louis Lange
                            ------------------------------------------------
                        Name:   Louis Lange
                        Title:  CEO


                        BIOTECH MANUFACTURING LTD.



                        By:    /s/ James H. M. Kirkness
                            ------------------------------------------------
                        Name:   James H. M. Kirkness
                        Title:  Director

                                                         EXHIBIT A

[COOLEY GODWARD LLP LETTERHEAD]



                                        ALAN C. MENDELSON
                                        415 843-5010
                                        mendelsonac@cooley.com


March 10, 1997


Biotech Manufacturing Ltd.
St. Paul's Gate
New Street
St. Helier, Jersey JE48Z
Channel Islands

Ladies and Gentlemen:

We have acted as counsel for CV Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the negotiation and execution of that certain Common Stock Purchase Agreement between the Company and you dated as of the date hereof (the "Purchase Agreement"). We are rendering this opinion pursuant to Section 4.02(iv) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon a certificate of an officer of the Company or a certificate of the Transfer Agent of the Company and have not sought to independently verify such matters. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents (except the signature on behalf of the Company on the Purchase Agreement); the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement and the due authorization by the Company of the Amendment to the Amended and Restated Investor Rights Agreement adding you to the existing Amended and Restated Investor Rights Agreement dated May 29, 1996 between the Company and certain investors (the "Investor

[COOLEY GODWARD LLP LETTERHEAD]

Biotech Manufacturing Ltd.
March 10, 1997
Page 2


Rights Agreement, as amended" and collectively, with the Purchase Agreement, the "Agreements")), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Purchase Agreement; that the Purchase Agreement is and the Investor Rights Agreement, as amended, will be obligations binding upon the parties thereto other than the Company; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement and there will be no extrinsic agreements or understandings among the parties to the Investor Rights Agreement, as amended, that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

We express no opinion herein concerning any laws other than the federal laws of the United States, the laws of the State of California and the Delaware General Corporation Law. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinion in paragraph 2 below with respect to the Company's qualification as a foreign corporation is based solely upon obtaining a certificate from an officer of the Company to the effect that the Company does not own or lease property or have employees or conduct business outside of the State of California and that the Company has not been requested by the authorities of any state to qualify as a foreign corporation for the transaction of business in that state.

With regard to our opinion in paragraph 5 below, with respect to the number of shares of Common Stock and Preferred Stock issued and outstanding, we have examined and relied solely upon a certificate executed by the Transfer Agent for the Company dated as of the close of business on March 7, 1997. With respect to full payment of the outstanding capital stock, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 6 below with respect to material defaults under any Specified Documents, we have relied solely upon (i) inquiries of officers of the Company and

[COOLEY GODWARD LLP LETTERHEAD]

Biotech Manufacturing Ltd.
March 10, 1997
Page 3


(ii) an examination of the agreements and documents set forth as exhibits to the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 19, 1996 (the "Specified Documents"). We have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted, is qualified as a foreign corporation to do business in California and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

     3. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnification under the Purchase Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The Investor Rights Agreement, as amended, has been duly and validly authorized and when executed and delivered by the Company and the other parties thereto, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnification under Section 3.5 of the Investor Rights Agreement, as amended, may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     5. The Company's authorized capital stock consists of 30,000,000 shares of Common Stock, .001 par value, and 5,000,000 shares of undesignated Preferred Stock, .001 par value. As of the date hereof, and excluding the Initial Shares, 6,211,817 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized, and upon issuance and delivery pursuant

[COOLEY GODWARD LLP LETTERHEAD]

Biotech Manufacturing Ltd.
March 10, 1997
Page 4


to the Purchase Agreement and against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, outstanding, fully paid and nonassessable.

     6. The execution, delivery and performance by the Company of the Purchase Agreement and the issuance and sale of the Initial Shares as contemplated by the Purchase Agreement do not violate any provision of the Company's Amended and Restated Certificate of Incorporation or Restated Bylaws, do not constitute a material default under the provisions of any Specified Documents, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     7. No consents or approvals of any federal or state governmental body or regulatory authority is required for the issuance and sale of the Initial Shares, except for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP



Alan C. Mendelson